Privileged & Confidential

MASTER AGREEMENT
THIS MASTER AGREEMENT (this “Agreement”) is made and entered into as of February 5, 2024, (the “Effective Date”) by and between:
DIGITAL TURBINE INC., a company incorporated under the laws of the State of Delaware, U.S.A., having its principal place of business at 110 San Antonio Street, Suite 160, Austin, TX 78701, U.S.A. (the “Digital Turbine”); and
ONE STORE CO., LTD., a company incorporated under the laws of the Republic of Korea, having its principal place of business at 146beon-gil 20, Pangyoyeok-ro, Bundang-gu, Seongnam-si, Korea (the “Company”).
Digital Turbine and the Company shall be referred to individually as a “Party” and collectively as the “Parties”.
R E C I T A L S
WHEREAS, Digital Turbine and the Company intend that Digital Turbine shall make an investment in the Company and that the Parties (and/or their affiliates) shall engage in certain business collaboration.
WHEREAS, the Parties desire to set forth and describe their mutual relationship and their respective rights and obligations going forward.
THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein, and upon the terms and subject to the conditions hereinafter set forth, the Parties hereby agree as follows:
ARTICLE 1. GENERAL
1.1Definitions.
For the purposes of this Agreement, the following terms have the following meanings:
“Agreement” means this Master Agreement, as set forth in the Preamble section of this Agreement.
“Alternative App Market Business” means an app market equipped with features on par with OS-bundled app stores such as Apple Appstore or Google Play Store. Such features include its own original in-app purchase SDK, advertisement SDKs and content management console.
“Business Day” means any day when banks are open for regular business in Korea and the United States of America.
“Common Stock” means the common stock of the Company.
“Company” means One store Co., Ltd., as set forth in the Preamble section of this Agreement.8

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“Digital Turbine” means Digital Turbine, Inc., as set forth in the Preamble section of this Agreement.
“European Subsidiary” has the meaning set forth in Section 4.2 (Contributions) below.
“Exchange Rate” means Market Average Exchange Rate (MAR) for the exchange rate of the Korean Won against the U.S. dollar published by Hana Bank on the day immediately prior to the date of the relevant date. For clarity, the relevant date for the First Funding, Second Funding and Third Funding shall be the date on which the Stock Subscription Agreement is executed, and for the Revenue Share under the Ignite SaaS Agreement, it shall be MAR of the last date of each month during which Ignite Revenue has occurred for the Revenue Share Period.
“First Funding” has the meaning set forth in Article 2.2 (First Funding) below.
“First JV Contribution” has the meaning set forth in Article 4.2 (Contributions) below.
“Ignite” means the application management solution offered by Digital Turbine.
“Ignite Revenue” means the revenue generated by the Company under the Ignite SaaS Agreement in respect of the Ignite services offered on devices in the Republic of Korea during a trailing 12-month period.
“Ignite SaaS Agreement” means the Software As A Service Agreement entered into between Digital Turbine and the Company on the same date hereof.
“Joint Venture” has the meaning set forth in Article 4.1 (Generally) below.
“Joint Venture Agreement” has the meaning set forth in Article 4.1 (Generally) below.
“JV App Market” means the Alternative App Market that may or may not be integrated with Ignite-embedded APKs, that will be offered to mobile carriers in Europe for preloaded devices in Europe.
“JV Board” has the meaning set forth in Article 4.4 (Management) below. “JV Business” has the meaning set forth in Article 4.1 (Generally) below.
“Major Carrier Devices” mean carrier-controlled devices (i.e., devices on which the Major Carrier has the discretion to make decisions about which app will be preloaded).
“Major Carriers” mean Vodafone Group Plc., Telefónica and Deutsche Telekom (or their respective relevant affiliates).
“Milestone #1” means the satisfaction of all of the followings: (1) the execution and delivery of the Joint Venture Agreement and (2) the Company (or its European Subsidiary) having entered into Milestone #1 Agreements with any two of the Major Carriers, having a duration of at least 3 years.

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“Milestone #1 Agreement” means an agreement between the Company (or its European Subsidiary) and a Major Carrier pursuant to which such Major Carrier would be preloading either (i) the Company’s Onestore APK or (ii) a unified APK between the Company and Digital Turbine on a Major Carrier Device, each of which will include one or more Ignite SDK functions unless explicitly restricted by a third party which is not controlled by the Company nor Digital Turbine, including such Major Carrier, operating system provider, or regulator.
“Milestone #2” means the first deployment of a Major Carrier Device in a European country preloaded with either (i) the Company’s Onestore APK or (ii) a unified APK between the Company and Digital Turbine on a Major Carrier Device, each of which will include one or more Ignite SDK functions unless explicitly restricted by a third party which is not controlled by the Company nor Digital Turbine, including such Major Carrier, operating system provider, or regulator.
“Party” or “Parties” has the meaning set forth in the Preamble section of this Agreement.
“Revenue Share” has the meaning set forth in Article 3.2 (Guaranteed Revenue Share) below.
“Revenue Share Period” has the meaning set forth in Article 3.2 (Guaranteed Revenue Share) below.
“Second Funding” has the meaning set forth in Article 2.3 (Second Funding) below.
“Second Funding Deadline” has the meaning set forth in Article 2.3 (Second Funding) below.
“Second Funding Termination Notice” has the meaning set forth in Article 2.3 (Second Funding) below.
“Second JV Contribution” has the meaning set forth in Article 4.2 (Contributions) below.
“Shareholders’ Agreement” means the Shareholders’ Agreement to be executed by and between Digital Turbine, SK Square Co., Ltd. and the Company.
“Stock Subscription Agreement(s)” means the Stock Subscription Agreement(s) for each of the First Funding, Second Funding and Third Funding, as the case may be, between Digital Turbine and the Company.
“Third Funding” has the meaning set forth in Article 2.4 (Third Funding) below.
“Third Funding Deadline” has the meaning set forth in Article 2.4 (Third Funding) below.
“Third Funding Termination Notice” has the meaning set forth in Article 2.4 (Third Funding) below.

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“Transaction    Agreements”    means    this    Agreement,    the    Stock    Subscription Agreement(s), the Shareholders Agreement, the Ignite SaaS Agreement.
1.2Purpose.
The purpose of this Agreement is to set forth and describe the terms and conditions regarding, among other things, equity investment by Digital Turbine in the Company and the Parties’ engagement in certain business collaboration.
1.3Implementation.
The Parties hereby agree, to the extent permitted by applicable laws, to cause their respective shareholders, directors and officers to take actions in order to implement the purposes and objectives of this Agreement as set forth and described herein, and not to take, and to prevent them from taking, any action inconsistent with or contrary to the objective of this Agreement.
1.4Representations and Warranties of the Parties.
Each of the Parties represents and warrants to the other Party, as of the Effective Date, as set forth below:
(a)Organization and Authorization. It is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. It has all requisite power and authority to enter into, and perform its obligations under, the Transactions Agreements and any related agreements and documents thereunder. This Agreement, when executed and delivered by it, constitutes its valid and legally binding obligations.
(b)Approvals and Consents.
(i)All corporate actions, approvals and consents on its part, its officers, directors, shareholders and any third party necessary for each Party to enter into and perform its obligations under the Transaction Agreements and any related agreements and documents thereunder have been taken or obtained at the time when such is required to be taken or obtained.
(ii)No notices, reports or filings are required to be made by it with, nor are any governmental authorizations required to be obtained by it from, any governmental entity in connection with the execution, delivery and performance of the Transaction Agreements. The execution, delivery and performance of the Transaction Agreements by it does not constitute or result in a breach or violation of, or a default under, its organizational document, or with or without notice, lapse of time or both, a breach or violation of, a termination or default under any binding agreement with a third party.
ARTICLE 2. COMMON STOCK INVESTMENT
2.1Investments. Subject to the terms and conditions of this Agreement and other Transactions Agreements, Digital Turbine shall purchase and subscribe from the Company, and the Company shall sell and issue to Digital Turbine, Common Stock of the Company in

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three (3) different phases as described in Articles 2.2 (First Funding) through 2.4 (Third Funding) below. For clarity, the Number of Shares and Aggregate Consideration for both the Second Funding and the Third Funding will be determined based on the Exchange Rate on the day immediately preceding the execution date of the Stock Subscription Agreement for each respective Funding. This determination will be made through a subsequent Stock Subscription Agreement. Furthermore, in the event of any decimals, such figures will be rounded up to the nearest whole number.
2.2First Funding.    First phase of the investment (the “First Funding”) shall be in accordance with the followings:
(i)Number of Shares. 327,541
(ii)Per Share Price. KRW 40,456 per share
(iii)Aggregate Consideration. KRW 13,250,998,696
(iv)Closing. Within fifteen (15) Business Days from the execution of the Stock Subscription Agreement for the First Funding
(v)Stock Subscription Agreement: Stock Subscription Agreement for the First Funding dated the same date hereof
2.3Second Funding.
(a)Second phase of the investment (the “Second Funding”) shall be in accordance with the followings:
(i)Number of Shares. To be equal to the product of the Aggregate Consideration divided by the Per Share Price, subject to adjustment per Section 2.1.
(ii)Per Share Price. KRW 40,456 per share, subject to a customary adjustment in respect of any stock splits, consolidations, dividends and similar events
(iii)Aggregate Consideration. The KRW equivalent of $15,000,000 based on the Exchange Rate on the day immediately preceding the Second Funding.
(iv)Closing. Within fifteen (15) Business Days from the execution of the Stock Subscription Agreement for the Second Funding
(v)Stock Subscription Agreement. A Stock Subscription Agreement to be drafted and agreed in form and manner that is substantially the same as the Stock Subscription Agreement for the First Funding, mutatis mutandis.
(b)Each Party’s rights and obligations with respect to the Second Funding shall terminate without further liability upon the delivery of written notice (the “Second Funding Termination Notice”) by a Party to the other Party if, for

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any reason whatsoever, including the failure to achieve Milestone #1, the Second Funding does not occur by the date that is 18 months from the date of the closing of the First Funding (the “Second Funding Deadline”). Notwithstanding the foregoing, a Party whose breach or intentional non- performance of the actions contemplated by this Agreement and/or any of the Transaction Agreements is the direct cause of the failure to consummate the Second Funding by the Second Funding Deadline shall not have the right to deliver the Second Funding Termination Notice.
2.4Third Funding.
(a)Third phase of the investment (the “Third Funding”) shall be in accordance with the followings:
(i)Number of Shares. To be equal to the product of the Aggregate Consideration divided by the Per Share Price, subject to adjustment per Section 2.1.
(ii)Per Share Price. KRW 40,456 per share, subject to a customary adjustment in respect of any stock splits, consolidations, dividends and similar events
(iii)Aggregate Consideration. The KRW equivalent of $10,000,000 based on the Exchange Rate on the day immediately preceding the Third Funding.
(iv)Closing. Within fifteen (15) Business Days from the execution of the Stock Subscription Agreement for the Third Funding
(v)Stock Subscription Agreement. A Stock Subscription Agreement to be drafted and agreed in form and manner that is substantially the same as the Stock Subscription Agreement for the First Funding, mutatis mutandis.
(b)Each Party’s rights and obligations with respect to the Third Funding shall terminate without further liability upon the delivery of written notice (the “Third Funding Termination Notice”) if, for any reason, including the failure to achieve Milestone #2, the Third Funding does not occur by December 31, 2025 (“Third Funding Deadline”). Notwithstanding the foregoing, a Party whose breach of this Agreement or intentional non-performance of the actions contemplated by this Agreement or any of the Transaction Agreements is the direct cause of the failure to consummate the Third Funding by the Third Funding Deadline shall not have the right to deliver the Third Funding Termination Notice.
2.5Notwithstanding anything to the contrary contained in this Agreement, the Parties shall be free to mutually agree to proceed with the Second Funding and/or the Third Funding regardless of whether Milestone #1 and/or Milestone #2 are satisfied.

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2.6Use of Proceeds. The Company shall not distribute the proceeds from the funds hereunder to its equity holders and shall use the proceeds for the development of product, technology, operation of subsidiaries, hiring of key employees to expand globally, and for marketing, marketing promotions and incentives.
ARTICLE 3.    IGNITE KOREA BUSINESS
3.1Ignite Korea Business. Digital Turbine and the Company contemplate that the Company shall provide certain services to launch and operate Digital Turbine’s Ignite platform in the Korean market, all in accordance with the terms and conditions set forth in the Ignite SaaS Agreement dated the same date hereof, which shall have an initial term of 3 years.
3.2Guaranteed Revenue Share.
(a)For a period of 3 years beginning on the date mutually agreed by the Parties in the Ignite SaaS Agreement as the target date for the launching of the Ignite Business or, if the actual launching of the Ignite Business occurs earlier than such target date, then for a period of 3 years beginning on the actual launching date (the “Revenue Share Period”), the Company shall pay to Digital Turbine the guaranteed amounts set forth in the Ignite SaaS Agreement.
(b)After the completion of the second year of the Revenue Share Period and prior to the completion of the third year of the Revenue Share Period, the Parties shall discuss and use their good faith efforts to agree to the reasonable terms and conditions for the payment of fees that shall apply under Ignite SaaS Agreement after the Revenue Share Period.
ARTICLE 4.    JOINT VENTURE
4.1Generally. The Parties desire that if Milestone #1 is satisfied, Digital Turbine will complete the Second Funding and that the Parties will operate a joint venture company (the “Joint Venture”) that will have the exclusive right to operate the Alternative App Market Business, with respect to in-application purchases and in-store advertising, in Europe (additional global markets may be added by further discussion), which will (i) operate and offer (including but not limited to the full scope of operation, business development, customer acquisition, marketing, content sourcing, administration and performing CS functions) the JV App Market for preloading on customer mobile devices in Europe (the ”JV Business”), (ii) have control over customer information in the business area, and (iii) perform non-exclusive sales representation for Ignite products outside of the Republic of Korea. For this purpose, the Parties shall later discuss in good faith and use their best efforts to enter into to an agreement for the operation of the Joint Venture (the “Joint Venture Agreement”) that includes the major principles described in this Article 4 (Joint Venture). The Parties agree that a Joint Venture Agreement is a condition to the implementation of the Joint Venture, and that Digital Turbine shall have no right or obligation to complete the Second Funding or the Third Funding, and the Company shall have no right or obligation to demand that Digital Turbine make the Second Funding or the Third Funding, if, for any reason whatsoever, the Parties are unable to reach agreement and finalize the Joint Venture Agreement within nine (9) months from the Effective Date (the signing and/or effectiveness of the Joint Venture Agreement pending only the satisfaction of Milestone #1) despite their good faith efforts.

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4.2Contributions.
(a)The Joint Venture Agreement shall set forth the terms and conditions for the Parties’ capital contributions to the Joint Venture, mainly:
(i)As soon as practicable after the Second Funding, each of the Company and Digital Turbine shall make cash contributions (or, if mutually agreed by the Parties, a combination of contribution in cash and in- specie) of $5,000,000 to the Joint Venture (“First JV Contribution”).
(ii)As soon as practicable after the Third Funding, each of the Company and Digital Turbine shall make cash contributions (or, if mutually agreed by the Parties, a combination of contribution in cash and in- specie) of $10,000,000 to the Joint Venture (“Second JV Contribution”), with the resulting cumulative cash capital contribution and shareholding ratio of, as between the Company and Digital Turbine,
$15,000,000 and 50.1% for the Company and $15,000,000 and 49.9% for Digital Turbine.
(iii)The Parties agree that upon the mutual consent of the Parties, the contributions described above may be converted from contributions to the Joint Venture to additional investments in the Company on substantially the same terms set forth in Article 2.
(b)The Parties recognized that (i) fulfillment of Milestone #1 can take a significant amount of time and it is difficult to specify the exact timeline for the Joint Venture to be operated between the Parties as contemplated in this Agreement, and (ii) in order to ensure fulfillment of Milestone #1 and the success of the Joint Venture in the future, it is in the best interest of the Parties that the Company first enter the European market by establishing a business entity in Europe to shorten time to market for the Joint Venture, prepare for its operations and expedite achievement of Milestone #1 and Milestone #2. In respect of the European Subsidiary, the Parties agree to the following principles:
(i)The Company will utilize Onestore International Holding B.V., a company organized and existing under the law of the Netherlands (or another suitable entity determined by the Company and Digital Turbine) as the European Subsidiary to undertake efforts to satisfy Milestone #1 and facilitate the operation of the Joint Venture in the future and its business with Major Carriers. The Company may make an investment (or a series of investments) in the capital of the European Subsidiary to fund its operations prior to the Second Funding(“Prior Contribution”).
(ii)The European Subsidiary will have cumulated business activities and goodwill in the European market prior to the Second Funding, which will be of direct benefit to the Joint Venture to be operated between the Parties. In this respect, the Parties may prioritize the use of the European Subsidiary as the Joint Venture entity, provided, however, the Parties will further discuss which entity should be used as the Joint Venture as described in subparagraph (v) below.

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(iii)Without regard to whether the European Subsidiary or another entity is utilized as the Joint Venture entity, (x) up to $5,000,000 of the Company’s Prior Contribution shall be applied toward the fulfillment of the Company’s obligation in respect of the First JV Contribution and (y) up to $10,000,000 of the Company’s Prior Contribution shall be applied toward the fulfillment of the Company’s obligation in respect of the Second JV Contribution, with the resulting cumulative capital contribution and shareholding ratio of $15,000,000 and 50.1% for the Company and $15,000,000 and 49.9% for Digital Turbine as set forth in Article 4.2(a)(ii) above. Depending on which entity is agreed as the Joint Venture, the exact method for applying the Prior Contribution toward to fulfillment of the Company’s obligation in respect of the First JV Contribution and the Second JV Contribution shall be further discussed between the Parties after legal and tax consideration.
(iv)In the event the Company determines the European Subsidiary requires a funding in excess of $15,000,000 in Prior Contribution, the Company will so notify Digital Turbine and engage in discussions with Digital Turbine regarding the funding plans and its treatment in respect of the Joint Venture.
(v)The Parties agree and covenant that the Parties shall enter into good faith discussions prior to the First JV Contribution about the structure and domicile of the joint venture entity, including the potential of forming a new entity in a mutually agreed upon and tax favorable jurisdiction. If the Parties to agree to alter the structure or form a new entity, the Parties shall take all necessary actions to transfer and assign the relevant rights at the European Subsidiary to the new entity and provide for the Company’s previous contributions to the European Subsidiary to be treated as capital contributions to the new entity. Any new entity will have substantially similar governance terms as set forth in this Agreement. If the Parties do not form a new entity, the Parties agree that the governance documents of the European Subsidiary shall be amended and restated in accordance with the terms set forth in this Agreement.
4.3Roles and Responsibilities.    Each Party shall have the following roles and responsibilities with respect to the Joint Venture:
(a)Mutual.
(i)Use best efforts to expand the business territory of the Joint Venture to all global markets. For the avoidance of doubt, neither Party shall be restricted in the conduct of their businesses in the U.S. until and unless otherwise mutually agreed with the Joint Venture; and
(ii)Further develop the business model for the Joint Venture, and the terms and conditions of any related party transaction to be conducted between the Joint Venture and the shareholders of the Joint Venture.

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(b)Company. The Company’s primary roles and responsibilities are the following:
(i)Provide the ONE store platform for the JV App Market, including but not limited to consolidated publisher payout and payment system integration. The cost of operating the system shall be discussed and determined in the future according to the specific business plan;
(ii)Provide the brand;
(iii)Promote publishers on the Company’s platform to provide their distribution rights to the JV App Market for Europe, etc.; and
(iv)Operational control of the Joint Venture on a day-to-day basis, subject to the right set forth in Section 4.6.
(c)Digital Turbine. Digital Turbine’s primary roles and responsibilities are the following:
(i)Utilize Digital Turbine’s preload slot for Ignite solution with European carriers to promote JV Business;
(ii)Promote publishers on Digital Turbine’s platform to provide their distribution rights to the Company’s platform for the Republic of Korea and other non-European countries;
(iii)Utilize Digital Turbine’s Ignite advertisement slot for the JV App Market’s customer acquisition campaign, and use its best efforts to expand the JV App Market’s content catalog, including by promoting publishers on Digital Turbine’s platform to provide their distribution rights to the JV App Market; and
(iv)Provide strategic support (including advertisement credit, strategic pricing, etc.) for maximizing the Joint Venture’s ROI of customer acquisition campaign conducted on Digital Turbine’s platform, the details of which shall be further discussed, etc.
4.4Management.
(a)The Joint Venture shall be managed by a Board of Directors (or a similar governing body) (the “JV Board”). The Company shall have the right to designate the majority of the members to the JV Board and Digital Turbine shall have the right to designate the remaining members to the JV Board. Such designees shall also be appointed to any committees of the JV Board, if any. The initial composition of the JV Board shall be further discussed and agreed in the Joint Venture Agreement.
(b)The Joint Venture shall (i) reimburse the JV Board members for reasonable out- of-pocket expenses incurred in connection with attending JV Board meetings,
(ii) carry D&O in an amount satisfactory to the JV Board and (iii) enter into an indemnification agreement with each JV Board member.

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(c)The CEO (or a similar position) of the Joint Venture shall be appointed by the Company, in consultation with Digital Turbine, who shall have review and veto rights over such appointment, but only for up to 2 times.
4.5Restrictions on Transfer. The Joint Venture Agreement shall contain restrictions on transfer (and exceptions thereto) that are standard and customary for joint ventures of this type, including a right of first offer.
4.6Minority Protections. The Joint Venture Agreement shall contain minority protections, including protective provisions, that are standard and customary for joint ventures of this type. The Joint Venture Agreement shall include an enumerated list of actions set forth on Exhibit A which neither the JV Board, nor the Company may take without the affirmative written consent of Digital Turbine. For each item listed on Exhibit A, Digital Turbine shall respond to any written request for consent no later than five (5) Business Days after receipt of such request.
4.7Information Rights. Each shareholder of the Joint Venture shall have information rights that are standard and customary for joint ventures of this type. Further, (i) no later than 90 days after the close of each fiscal year of the Joint Venture, and no later than 30 days following the close of each of the first three (3) fiscal quarters, the Joint Venture shall deliver the Joint Venture’s business plan for such year, the Joint Venture’s audited financial statements for such year and unaudited financial statements for such quarter, respectively, to each member of the Joint Venture. Each member of the Joint Venture shall also be entitled to standard inspection and visitation rights subject to reasonable notice and confidentiality obligations. The Joint Venture shall deliver to the members thirty days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Joint Venture’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year.
4.8Non-Compete. Each of the Parties agrees that the Joint Venture Agreement shall contain a non-compete provision that would prohibit the parties from engaging in the followings activities, unless acting with the express written consent of the other party: (A) directly or indirectly own, manage, operate, or join the Alternative App Market Business in Europe other than as part of the Joint Venture or (B) in the case of the Company, promote third party app store solutions that are substantially similar to Digital Turbine’s Ignite product in Europe. In addition, both Parties shall make their best efforts to expand their relationship to include but not limited to expanding into the Alternative App Market Business in the United States. To avoid any doubt, until both Parties enter an agreement for an Alternative App Market Business in the United States, neither the Company nor Digital Turbine shall be subject to any restrictions to directly or indirectly own, manage, operate, or join the Alternative App Market Business in the United States. Notwithstanding the foregoing, the non-compete restrictions above shall not apply to following businesses of Digital Turbine: (i) HUB business launched with A1 Austria and Bouygues France, (ii) HUB business launched with Global Telefónica and Global Orange prior to the commencement of the Second Funding and (iii) following the execution of the Joint Venture Agreement, those businesses to be identified in the Joint Venture Agreement. However, at Digital Turbine’s discretion, Digital Turbine may work with the Joint Venture to deploy the JV App Market to the foregoing listed mobile operators who are excepted from the non-compete obligations.
4.9Term and Termination. The Joint Venture shall exist until terminated as set forth in the Joint Venture Agreement.

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ARTICLE 5.    TERM AND TERMINATION
5.1Term. This Agreement shall become valid and effective on the Effective Date hereof and shall automatically terminate and be of no further force and effect when all of the Transaction Agreements and the Joint Venture Agreement are agreed and executed, or when the Second Funding has not occurred by the Second Funding Deadline or the Third Funding has not occurred by the Third Funding Deadline. Notwithstanding the foregoing, this Agreement may be earlier terminated in accordance with Article 5.2 (Termination).
5.2Termination. This Agreement may be terminated with immediate effect by providing written notice thereof to the other Party upon the occurrence of one (1) or more of the following events:
(i)by a Party, if the other Party is in material breach of a material obligation under this Agreement and, if the breach is capable of remedy, fails to remedy the breach within thirty (30) days starting on the day after receipt of the written notice from the terminating Party giving details of the breach and requiring the other Party to remedy the breach;
(ii)by a Party, if the other Party has voluntarily commenced a bankruptcy proceeding under any applicable bankruptcy laws, or the adjudication that the other Party is bankrupt or insolvent, or failure to have dismissed within ninety (90) days, any petition for bankruptcy filed against the other Party in any involuntary case under any applicable bankruptcy laws;
(iii)by the Parties through mutual written agreement.
ARTICLE 6. CONSEQUENCE OF TERMINATION
The termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties as of the date of such termination. The waiver of the right of termination under this Agreement shall not constitute a waiver of the right to claim damages or the right to terminate for any subsequent cause. Upon the termination of this Agreement, all rights and obligations under this Agreement shall become null, void and ineffective, except that the rights and obligations of either Party that have accrued prior to such termination shall not be affected thereby, and any other provisions which are intended to survive, explicitly or implicitly, the termination shall survive the termination hereof.
ARTICLE 7. NOTICE
Any notices given hereunder shall be in writing and shall be served by hand at or by facsimile transmission or by prepaid post to the following addresses and numbers:
If to the Company,
Attn.:    Ju Seung, Baek
Address:    146beon-gil 20, Pangyoyeok-ro, Bundang-gu, Seongnam-si, Korea Phone:    +82-10-2697-0210
Email:    baekjs@onestorecorp.com

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If to Digital Turbine,
Attn.:    Hector Clemente
Address:    110 San Antonio Street, Suite 160, Austin, Texas 78701 Email:    hector.clemente@digitalturbine.com

Any such notice shall be deemed to be served at the time of delivery (if delivered by hand), at the time of transmission (if served by facsimile) or on the fifth (5th) Business Day immediately after the date of posting (if served by prepaid post). Evidence that the notice was properly addressed, stamped and put into the post shall be the conclusive evidence of posting. Any Party may, by seven (7) days prior written notice, change the address or email address for purposes of notice referred to herein.
ARTICLE 8. GOVERNING LAW AND DISPUTE RESOLUTION
8.1Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Republic of Korea without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.
8.2Dispute Resolution. Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of SIAC (the “SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The tribunal shall consist of three (3) arbitrators appointed in accordance with the SIAC Rules. The place of arbitration and venue for hearing shall be Singapore. The language of arbitration shall be English.
ARTICLE 9. GENERAL PROVISIONS
9.1Fees and Expenses. Other than as expressly set forth in this Agreement or any Transaction Agreement or the Joint Venture Agreement, each Party hereby agrees to be responsible for its own fees, expenses and costs incurred in relation to the transactions contemplated hereunder.
9.2Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties.
9.3Severability. Should any provision of this Agreement be invalid or unenforceable, then such provision shall be given no effect and shall be deemed not to be included within the terms of this Agreement, but without invalidating any of the remaining terms of this Agreement as if the invalid or unenforceable portion was never a part of this Agreement when it was executed. The Parties shall then endeavor to replace the invalid or unenforceable provision by a valid or enforceable clause, which is closest to the original intent of the invalid or unenforceable provision.
9.4Conflict of Documents; Entire Agreement. The Parties hereby agree and acknowledge that, to the extent any terms and provisions of this Agreement are in any way inconsistent with or conflict with any term, condition or provision of the Transaction Agreements or the Joint

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Venture Agreement, the Transactions Agreements and the Joint Venture Agreement shall govern and control. Except as specifically referenced in this Agreement, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. This Agreement shall, as of the Effective Date hereof, supersede all previous representations, understandings or agreement, oral or written, including, without limitation, the Term Sheet, between the Parties with respect to the subject matter hereof.
9.5Waiver. No waiver by any Party of any breach or failure to comply with any provision of this Agreement shall be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.
9.6Further Assurance. Each Party agrees to execute and deliver such other documents and take such other action as may be necessary to more effectively consummate the purpose and subject matter of this Agreement.
9.7Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties.
9.8Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered via facsimile, email or other electronic signatures by any Party shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that Party.
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Privileged & Confidential

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
For and on behalf of
ONE STORE CO., LTD.

By:
Name: Chun Dong Jin
Title: Chief Executive Officer

For and on behalf of
DIGITAL TURBINE, INC.

By:
Name: Barrett Garrison
Title: Chief Financial Officer

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Privileged & Confidential

EXHIBIT A
MINORITY RIGHTS FOR JOINT VENTURE AGREEMENT
The Joint Venture Agreement shall include the enumerated rights of Digital Turbine set forth below.
Digital Turbine Consent Matters.    The affirmative written consent of Digital Turbine, is required for the Joint Venture to take any of the following actions:
1.Any material amendment or modification to the Joint Venture’s business plan and/or annual budget, but only to the extent that such consent right does not adversely affect the Company’s ability to consolidate the financials of the Joint Venture.
2.Any amendment, modification or waiver of constituent or governance documents.
3.The entry into any material lines of business by the Joint Venture that is not related to the Alternative App Market Business.
4.The issuance of any equity securities of the Joint Venture or other acceptance of additional capital contributions, other than (i) issuances of incentive equity pursuant to a management incentive plan approved by the Board of Directors and Digital Turbine,
(ii) issuances to Major Carriers or their affiliates as strategic investors of the Joint Venture that have been approved in writing by Digital Turbine, or (iii) those that have first been offered to all shareholders of the Joint Venture pro rata their existing shareholding ratio to meet the funding needs of the Joint Venture but remains under- subscribed, so long as they are issued at a price not less than the then-applicable fair market value determined by an independent third party appraiser. If an issuance pursuant to clause (ii) is not approved of by Digital Turbine, Digital Turbine will provide any reasonable funding necessary for the continued operation of the joint venture on market terms or reasonably assist with identifying another appropriate funding source.
5.The conversion or re-domestication of the Joint Venture.
6.The entry into any material agreement which requires capital commitments, expenditures or minimum guarantees by the Joint Venture (individually or in the aggregate) in excess of $500,000 and that is outside of the ordinary course of business.
7.Any entry into, amendment, alteration or waiver of a contract with a telecommunications company, with whom Digital Turbine (i) already has an existing commercial relationship and (ii) has previously disclosed in writing to the Company at the time of entering into the Joint Venture Agreement.
8.Entering into a joint venture or similar type of business arrangement.
9.Establishing subsidiaries.
10.Making any tax election or material change in tax or accounting policies adopted by the Joint Venture in the preparation of its audited accounts.

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Privileged & Confidential

11.Consummating any acquisition of the equity securities or assets, other than inventory and similar materials acquired in the ordinary course of business, of any third party person, in one transaction or in a series of related transactions, whether by merger, asset sale or otherwise, for an aggregate purchase price in excess of $500,000.
12.Consummating an initial public offering or SPAC transaction involving the Joint Venture.
13.Consummating any sale of a material portion of the Joint Venture’s business, whether by merger, asset sale or otherwise.
14.The incurrence of any indebtedness for borrowed money by the Joint Venture in an amount, individually or in the aggregate, in excess of $500,000.
15.Any transaction, or entering into or amending, restating, supplementing or modifying any contract or agreement, in each case, between the Company or any of its subsidiaries, on the one hand, and any Party or any affiliate of any Party, on the other hand, that is not on arms-length terms.
16.The commencement or settlement of any material litigation against the Joint Venture having a value in excess of $500,000 and provided that such settlement or litigation does not restrict the business of or otherwise adversely affect the Joint Venture, other than any such litigation arising from or relating to this Agreement or the Shareholders Agreement.
17.The commencement of voluntary dissolution or liquidation proceedings related to the Joint Venture.

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